UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 13, 2016

Tompkins Financial Corporation
(Exact name of registrant as specified in its charter)

New York	1-12709	16-1482357
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Commons, PO Box 460, Ithaca, New York	14851
(Address of Principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(607) 273-3210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On December 13, 2016, Tompkins Financial Corporation (the “Company”) provided notice of the redemption of all trust preferred securities of Tompkins Capital Trust I (the “Trust Preferred Securities”) which will occur on January 31, 2017 at a redemption price equal to 100% of the liquidation amount of the securities ($1,000 per security) plus any accrued and unpaid interest up to the redemption date. The aggregate liquidation amount of Trust Preferred Securities outstanding is approximately $21 million. The Company will deposit the entire redemption price with Wilmington Trust Company, as Property Trustee and Delaware Trustee, prior to the redemption date. The complete terms and conditions of the redemption are set forth in the notice to the holders of the Trust Preferred Securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: December 13, 2016	By:	/S/ Stephen S. Romaine
Stephen S. Romaine
President and CEO